MERGER AGREEMENT AND PLAN
                                OF REORGANIZATION

      This Agreement, is entered into as of January 28, 2004 (the "Agreement") by and among MEMS USA, Inc. (Nevada), a corporation organized under the laws of the State of Nevada (hereinafter "MEMS"), the shareholder guaranteeing MEMS's obligations set forth on the signature page hereto (the "Guarantor"), MEMS USA, Inc., a California corporation (hereinafter the "Company") and certain of the shareholders of the Company as set forth on the signature page hereto (the "Selling Shareholders").

                                   WITNESSETH:

      WHEREAS, the Selling Shareholders cumulatively own 80.18754% of the outstanding capital stock of the Company; and

      WHEREAS, the Guarantor cumulatively owns approximately 75% of the outstanding capital stock of MEMS; and

      WHEREAS, the parties intend that this Agreement shall constitute a plan of reorganization (the "Plan") of a type described in Section 368(a) of the Internal Revenue Code of 1986, as amended. However, no party is representing to any other party that the transaction will so qualify. The Plan comprises the merger (the "Merger") of a to-be-formed subsidiary of MEMS into the Company with such newly formed subsidiary disappearing and the Company surviving, and the conversion of all the Company's securities into newly issued shares of the common stock of MEMS; and

      WHEREAS, MEMS, the Company, the Guarantor and the Selling Shareholders believe it is in their best interests to adopt and consummate the Plan,

      NOW, THEREFORE, in consideration of the mutual terms and covenants set forth herein, MEMS, the Company, the Guarantor and the Selling Shareholders approve and adopt this Agreement and mutually covenant and agree with each other as follows:

                                    ARTICLE I

                             PLAN OF REORGANIZATION


      1.01 The Merger.

      (a) MEMS shall form a wholly owned corporation under the laws of the State of California ("Msub"). MEMS will cause Msub to execute and deliver, and MEMS agrees to execute and deliver, an Agreement of Merger substantially in the form of Exhibit "1" hereto (the "Merger Agreement"), providing for the merger of Msub with and into the Company (the "Merger"). The Company shall be the surviving corporation in the Merger (the "Surviving Corporation") and as a result thereof shall become a wholly owned subsidiary of MEMS.

      (b) Pursuant to the Merger, each share of common stock, no par value per share, of the Company issued and outstanding immediately prior to the Effective Time (as defined below) shall thereupon be converted into and become 1.7125634 of one validly issued, fully paid and nonassessable share of common stock, no part value per share, of MEMS ("MEMS Common Stock"), subject to adjustment for the elimination of fractional shares. No fractional shares shall be issued. Instead, cash equal to $2.50 per share of eliminated fractional shares will be paid in lieu thereof. MEMS has authorized the issuance, and shall issue, up to 10,000,000 shares of MEMS Common Stock to each holder of the Company's common stock who is not a dissenter under Section 1.09 herein. The Company and the Selling Shareholders will cause all stock certificates representing issued and outstanding shares of the Company's Common Stock to be delivered, free and clear of all encumbrances, to MEMS at or prior to delivery of certificates evidencing ownership of the MEMS Common Stock into which the Company's Common Stock is to be converted. Certificates representing MEMS Common Stock and the payment for eliminated fractional shares will be delivered to the holders of the Company's common stock at the later of the Effective Time or upon surrender to the Company of valid stock certificates representing their shares of the Company's common stock. Certificates representing MEMS Common Stock issued pursuant to the Merger will bear the following legend:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SAID ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE IN THE OPINION OF COUNSEL FOR THE ISSUE."

      (c) At the Effective Time, each share of Common Stock of Msub that is issued and outstanding will be converted into one newly issued share of the Company common Stock. From and after the Effective Time, MEMS, as the sole shareholder of the Company, shall be entitled to receive, upon surrender to the Company of the certificate or certificates representing such shares, one or more certificates representing the Company Common Stock, into which such shares have been converted.

      1.02 Filing of Merger Agreement, Effective Time. On the business day on which (a) this Agreement and the Merger Agreement have been duly adopted and approved by the requisite vote of the shareholders of the Company and (b) all conditions to the closing of the transactions contemplated by this Agreement shall have occurred, or such later date as shall be agreed upon by MEMS and the Company, the Merger Agreement and any other documents necessary to effect the Merger shall be filed in accordance with the California General Corporation Law (the "California Law") and the Merger shall become effective (such time and date are referred to herein as the "Effective Time"). The parties hereto will cause such filings to occur as soon as practicable after the satisfaction or waiver of the conditions to the Merger set forth in this Agreement.

      1.03 Effects of the Merger. As of the Effective Time, the Surviving Corporation shall be a wholly owned subsidiary of MEMS. From and after the Effective Time, the name of the Surviving Corporation shall be name of the Company until changed or amended in accordance with applicable law.

      1.04 Articles of Incorporation and Bylaws. From and after the Effective Time, the Articles of Incorporation and the Bylaws of the Surviving Corporation will be the Articles of Incorporation and the Bylaws of the Company until changed or amended as provided therein or under the California law.

      1.05 Directors and Officers. From and after the Effective Time, the officers and directors of Mems shall be the officers and directors of the Company immediately prior to the Effective Time.

      1.06 Certificates for the Company Common Stock. Each certificate which immediately prior to the Effective Time represented outstanding shares of the Company Common Stock shall at and after the Effective Time be deemed to represent the number of shares of MEMS Common stock into which shares of the Company Common Stock represented by such certificates shall have been converted pursuant to Section 1.1(b) herein. From and after the Effective Time, MEMS shall be entitled to treat certificates for shares of the Company Common Stock as evidencing the ownership of the whole number of shares of MEMS Common Stock into which the shares of the Company Common Stock represented by such certificates shall have been converted.

      1.07 The Closing. The closing of the transactions contemplated by this Agreement (the "closing") shall be held at 10:00 a.m. local time on the date of the Effective Time at the offices of Williams & Kilkowski, 1900 Avenue of the Stars, Los Angeles, California 90067, or at such other date, place and time as the parties may agree (the "closing date").

      1.08 Dissenting Shares.

      (a) Notwithstanding anything in this Agreement to the contrary, shares of the Company Common Stock which are dissenting shares (as defined in Section 1300(b) of the California Law) shall not be converted into or represent a right to receive any shares of MEMS Common Stock, but the holders thereof shall be entitled only to such rights as are granted by the California Law. Each holder of dissenting shares who becomes entitled to payment therefore pursuant to the California Law shall receive payment from the Surviving Corporation in accordance with the California Law; provided, however, that (i) if any such holder of dissenting shares shall have failed to establish his entitlement to appraisal rights as provided in the California law, (ii) if any such holder of dissenting shares shall have effectively withdrawn his demand for appraisal and payment therefore under the California Law or (iii) if neither any holder of dissenting shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all dissenting shares within the time provided in the California Law, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of the Company Common Stock and such shares of the Company Common Stock shall thereupon be deemed to have been converted, as of the Effective Time, into and represent shares of MEMS Common Stock, without interest thereon, as provided in
Section 1.06 hereof.

      (b) The Company shall give MEMS (i) prompt notice of any written demands for appraisal and any other instruments served pursuant to the California Law received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the California Law. The Company shall promptly make payment with respect to any demands for appraisal or offer to settle or settle any such demands.

      1.09 Election of Officers. The officers of MEMS shall resign their posts effective upon the date this Agreement is signed by all the parties hereto (the "signature date"), and Lawrence Weisdorn ("Weisdorn") shall be elected, effective as of the signature date, to the offices of President, Secretary and Treasurer of MEMS, to serve in those posts as set forth herein. Weisdorn shall be responsible for running the daily operations of MEMS, and shall be authorized to negotiate and enter into one or more agreements on behalf of MEMS for the purposes of raising money therefor, so long as these agreements are no less favorable to MEMS than the agreements which MEMS will be permitted to enter into after the closing under Section 2.09 hereof, and such agreements are contingent upon the consummation of the Merger. The Board of Directors of MEMS may, at its discretion, dismiss Weisdorn from these positions, or any of them, if the Merger is not consummated within 30 days of the signature date.

                                   ARTICLE II

   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SHAREHOLDERS


      Except as set forth in the Company's Disclosure Statement submitted herewith as Schedule "B" (the "Disclosure Statement"), the Company and the Selling Shareholders represent and warrant:

      2.01 Ownership of Stock.

      The record owners of the number of the Company's common stock are listed in Schedule "A" hereto as of the date hereof and such owners will continue to own such shares of the stock of the Company until the delivery thereof to MEMS or the Company and all such shares of stock are or will be on the closing date owned free and clear of all liens, encumbrances, charges and assessments of every nature and subject to no restrictions with respect to transferability.

      2.02 Capitalization

      Except for this Agreement, there are no outstanding options, contracts, calls, commitments, agreements or demands of any character relating to the stock of the Company.

      2.03 Organization and Authority.

      (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted, is duly qualified and in good standing in every jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification necessary to avoid material liability or material interference in its business operations, and is not subject to any agreement, commitment or understanding which restricts or may restrict the conduct of its business in any jurisdiction or location. The Company is presently qualified to do business in the State of California.

      (b) The outstanding shares of the Company are legally and validly issued, fully paid and non-assessable.

      (c) The Company does not own five percent (5%) or more of the outstanding stock of any corporation.

      (d) The minute book of the Company made available to MEMS contains complete and accurate records of all meetings and other corporate actions of the shareholders and the Board of Directors (and any committee thereof) of the Company.

      (e) The list of the officers, directors and shareholders of the Company and copies of the articles of incorporation and by-laws currently in effect of the Company made available to MEMS is complete and accurate.

      (f) The execution and delivery of this Agreement does not, and the consummation of the transaction contemplated hereby will not, subject to the approval and adoption by the Shareholders of the Company, violate any provision of the certificate/articles of incorporation or bylaws of the Company, or any provisions thereof, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, court order, arbitration award, judgment or decree to which the Company is a party, or by which it is bound, and will not violate any other restriction of any kind or character to which it is subject.

      (g) The authorized capital stock of the Company is twenty-five million (25,000,000) shares of common stock, no par value, of which approximately Five Million Eight Hundred Thirty Nine Thousand Two Hundred (5,839,200) shares of such stock will be issued and outstanding at the time of closing.

      2.04 Financials.

            (a) Audited financial statements (hereafter "financial statements") of the Company through September, 2003, (the "statement date") have been delivered by the Company to MEMS. Said financial statements are true and correct in all material respects and present an accurate and complete disclosure of the financial condition of the Company as of its date and for the periods covered.

            (b) All accounts receivable, if any, (net of reserves for doubtful accounts) of the Company shown on the books of account on the statement date and as incurred in the normal course of business since that date, are collectible in the normal course of business.

            (c) The Company has good and marketable title to all of its assets, business and properties including, without limitation, all such properties reflected in the balance sheet as of the statement date except as disposed of in the normal course of business, free and clear of any mortgage, lien, pledge, charge, claim or encumbrance, except as shown on said balance sheet as of the statement date and, in the case of real properties except for rights-of-way and easements which do not adversely affect the use of such property.

            (d) All currently used property and assets of the Company, or in which it has an interest, or which it has in possession, are in good operating condition and repair subject only to ordinary wear and tear.

      2.05 Changes Since the Statement Date. Since the statement date, there will not have been any material negative change in the financial position or assets of the Company.

      2.06 Liabilities. To the best of the knowledge of management, there are no material liabilities of the Company, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of the Company, its agents or servants occurring prior to the statement date, which are not disclosed by or reflected in said financial statements. There are no such liabilities of the Company which have arisen or relate to any transaction of the Company, its agents or servants, occurring since the statement date, other than normal liabilities incurred in the normal conduct of the business of the Company, and none of which have a material adverse effect on the business or financial condition of the Company, except as disclosed in the Disclosure Statement. As of the date hereof, there are no known circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the normal course of business of the Company.

      2.07 Taxes. All federal, foreign, county and local income, ad valorem, excise, profits, franchise, occupation, property, sales, use gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by the Company, and there are no unpaid taxes which are, or could become a lien on the properties and assets of the Company, except as provided for in the financial statements of their date, or have been incurred in the normal course of business of the Company since that date. All tax returns of any kind required to be filed have been filed and the taxes paid or accrued.

      2.08 Accuracy of All Statements Made by the Company. No representation or warranty by the Company in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of the Shareholders pursuant to this Agreement, nor any document or certificate delivered to MEMS pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained therein not misleading.

      2.09 Limitation of Subsequent Corporate Actions. It is expressly understood and agreed that MEMS, and its affiliates and shareholders, will take all steps necessary to insure that with respect to the operations of MEMS for a period of twelve months following the Effective Time, 1) there shall be no reverse split, 2) except for stock issued pursuant to the exercise of employee stock options, no freely trading stock shall be issued for less than $1.00 per share except to fund the operations of MEMS or the Company, and no restricted stock shall be issued for less than seventy per cent of the market value of MEMS' freely trading stock (as determined in good faith by MEMS' Board of Directors, and 3) the assets existing in the new subsidiary, or to be transferred to the new subsidiary, shall remain in place as part of its business operations.

                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF MEMS AND GUARANTOR


      Except as set forth in MEMS' Disclosure Statement submitted herewith as Schedule "C" (the "MEMS Disclosure Statement"), MEMS and the Guarantor represent and warrant:

      3.01 Organization and Authority.

      (a) MEMS is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full power and authority to enter into and perform the transactions contemplated by this Agreement, and with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted, is duly qualified and in good standing in every jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification necessary to avoid material liability or material interference in its business operations, and is not subject to any agreement, commitment or understanding which restricts or may restrict the conduct of its business in any jurisdiction or location. MEMS is presently qualified to do business in the State of Nevada.

      (b) The outstanding shares of MEMS are legally and validly issued, fully paid and non-assessable.

      (c) MEMS does not own five percent (5%) or more of the outstanding stock of any corporation except for Msub.

      (d) The minute books of MEMS and Msub made available to the Company contains complete and accurate records of all meetings and other corporate actions of the shareholders and the Board of Directors (and any committee thereof) of MEMS .

      (e) The MEMS Disclosure Statement contains a list of the officers, directors and shareholders of MEMS and copies of the articles of incorporation and by-laws currently in effect of MEMS.

      (f) The execution and delivery of this Agreement does not, and the consummation of the transaction contemplated hereby will not violate any provision of the certificate/articles of incorporation or bylaws of MEMS, or any provisions thereof, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, court order, arbitration award, judgment or decree to which MEMS is a party, or by which it is bound, and will not violate any other restriction of any kind or character to which it is subject.

      (g) The authorized capital stock of MEMS is one hundred million (100,000,000) shares of common stock, $.001 par value, of which thirteen million three hundred thousand shares (13,300,000) shares of such stock will be issued and outstanding at the time of closing.

      (h) At the time of closing, MEMS will have no assets or liabilities other than that which is reflected in its audited financial statements.

      (i) At the time of closing, MEMS will have taken all necessary steps to comply with all applicable state and federal securities laws and regulations and that, to the knowledge of MEMS, at the time of closing, there will be no litigation, arbitration, governmental or other proceeding (formal or informal), claim or investigation pending or threatened, with respect to the MEMS's compliance with any and all applicable securities laws and regulations.

      3.02 Performance of This Agreement. The execution and performance of this Agreement and the issuance of stock contemplated hereby, has been authorized by the board of directors of MEMS .

      3.03 Financials.

            (a) True copies of the audited financial statements of MEMS as of December 31, 2003 have been delivered to the Company by MEMS. These statements have been examined and certified by certified public accountants. Said financial statements are true and correct in all material respects and present an accurate and complete disclosure of the financial condition and earnings of MEMS for the periods covered, in accordance with generally accepted accounting principles applied on a consistent basis.

            (b) All accounts receivable, if any, (net of reserves for doubtful accounts) of MEMS shown on financial statement, and as incurred in the normal course of business since that date, are collectible in the normal course of business.

            (c) MEMS has good and marketable title to all of its assets, business and properties including, without limitation, all such properties reflected in the aforementioned balance sheet, except as disposed of in the normal course of business, free and clear of any mortgage, lien, pledge, charge, claim or encumbrance, except as shown on said balance sheet, and, in the case of real properties, except for rights-of-way and easements which do not adversely affect the use of such property.

      3.04 Changes Since Date of Financial Statements. Since the date of the financial statements, except as disclosed in writing, there has not been any material change in the business, financial position or assets of MEMS. At the time of the Closing, MEMS shall have no debt.

      3.05 Accuracy of All Statements Made by MEMS. No representation or warranty by MEMS in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by MEMS pursuant to this Agreement, nor any document or certificate delivered to the Company or the Shareholders pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained therein not misleading.

      3.06 Legality of Shares to be Issued. The shares of common stock of MEMS to be delivered pursuant to this Agreement, when so delivered, will have been duly and validly authorized and issued by MEMS and will be fully paid and non-assessable.

      3.07 No Covenant as to Tax Consequences. It is expressly understood and agreed that neither MEMS nor its officers or agents has made any warranty or agreement, expressed or implied, as to the tax consequences of the transactions contemplated by this Agreement or the tax consequences of any action pursuant to or growing out of this Agreement.

      3.08 Taxes. All federal, foreign, county and local income, ad valorem, excise, profits, franchise, occupation, property, sales, use gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by MEMS, and there are no unpaid taxes which are, or could become a lien on the properties and assets of MEMS, except as provided for in the financial statements of their date, or have been incurred in the normal course of business of MEMS since that date. All tax returns that are required to be filed have been filed and the taxes paid or accrued.

                                   ARTICLE IV

                            COVENANTS OF THE COMPANY


      4.01 Access to Information. MEMS and its authorized representatives shall have full access during normal business hours to all properties, books, records, contracts and documents of the Company, and the Company shall furnish or cause to be furnished to MEMS and its authorized representatives all information with respect to its affairs and business of the Company as MEMS may reasonably request.

      4.02 Actions Prior to Closing. From and after the date of this Agreement and until the closing date, the Company shall not materially alter its business.

                                    ARTICLE V

                   CONDITIONS PRECEDENT TO MEMS'S OBLIGATIONS

      Each and every obligation of MEMS to be performed on the closing date shall be subject to the satisfaction of MEMS of the following conditions:

      5.01 Truth of Representations and Warranties. The representations and warranties made by the Company and Selling Shareholders in this Agreement or given on its behalf hereunder shall be substantially accurate in all material respects on and as of the closing date with the same effect as though such representations and warranties had been made or given on and as of the closing date.

      5.02 Compliance with Covenants. The Company shall have performed and complied with all obligations under this Agreement which are to be performed or complied with by it prior to or on the closing date, including the delivery of the closing documents specified hereafter.

      5.03 Absence of Suit. No action, suit or proceedings before any court or any governmental or regulatory authority shall have been commenced or threatened and, no investigation by any governmental or regulatory authority shall have been commenced, against the Selling Shareholders, the Company or any of its affiliates, associates, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with any of such transactions.

      5.04 Receipt of Approvals. All approvals, consents and/or waivers that are necessary to effect the transactions contemplated hereby shall have been received.

      5.05 No Material Adverse Change. As of the closing date there shall not have occurred any material adverse change that materially impairs the ability of the Company to conduct its business or the earning power thereof on the same basis as in the past.

      5.06 Accuracy of Financial Statements. MEMS and its representatives shall be satisfied as to the accuracy of all balance sheets, statements of income and other financial statements of the Company furnished to MEMS herewith.

      5.07 Proceedings and Instruments Satisfactory; Certificates. All proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement shall have occurred and all appropriate documents incident thereto as MEMS may request shall have been delivered to MEMS. The Company shall have delivered certificates in such detail as MEMS may request as to compliance with the conditions set forth in this
Article V.

                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO OBLIGATIONS
                   OF THE COMPANY AND THE SELLING SHAREHOLDERS

      Each and every obligation of the Company and the Selling Shareholders to be performed on the closing date shall be subject to the satisfaction prior thereto of the following conditions:

      6.01 Truth of Representations and Warranties. The representations and warranties of MEMS contained in this Agreement shall be true at and as of the closing date as though such representations and warranties were made at and as of the transfer date.

      6.02 MEMS 's Compliance with Covenants. MEMS shall have performed and complied with its obligations under this Agreement which are to be performed or complied with by it prior to or on the closing date.

      6.03 Absence of Suit. No action, suit or proceedings before any court or any governmental or regulatory authority shall have been commenced or threatened and, no investigation by any governmental or regulatory authority shall have been commenced against MEMS, or any of the affiliates, associates, officers or directors of MEMS seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with any of such transactions.

      6.04 Receipt of Approvals, Etc. All approvals, consents and/or waivers that are necessary to effect the transactions contemplated hereby shall have been received.

      6.05 No Material Adverse Change. As of the closing date there shall not have occurred any material adverse change which materially impairs the ability of MEMS to conduct its business or the earning power thereof on the same basis as in the past.

      6.06 Accuracy of Financial Statements. The Company and the Selling Shareholders shall be satisfied as to the accuracy of all balance sheets, statements of income and other financial statements of MEMS furnished to the Company herewith.

      6.07 Proceedings and Instruments Satisfactory; Certificates. All proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement shall have occurred and all appropriate documents incident thereto as the Company may request shall have been delivered to the Company. MEMS shall have delivered certificates in such detail as the Shareholders may request as to compliance with the conditions set forth in this Article VI.

      6.08 Opinion of Company's Counsel. MEMS shall have delivered to the Company an opinion of Nathan Drage, counsel for MEMS, addressed to the Company, dated as of the closing date and substantially in the form of the Exhibit "2" attached hereto.

                                   ARTICLE VII

                                 INDEMNIFICATION


      (a) The Selling Shareholders and the Company shall indemnify MEMS from and against any loss, cost, expense or other damage suffered by MEMS resulting from, arising out of, or incurred with respect to the falsity or the breach of any representation, warranty or covenant made by the Company herein.

      Specifically, the Selling Shareholders and the Company shall be responsible for any and all "finders" fees associated with the transaction and shall indemnify MEMS and the Guarantor of from such fees or from any persons claiming to be entitled to such,. Persons who may make such a claim are listed in Schedule D. All parties acknowledge that Greg Mulholland, individully or through his company New Century Management, Inc. introduced the parties to each other, and that neither Jeff Pittsburgh, Four Pitt, Inc., nor Blaine Riley had anything to so with such introduction.

      (b) MEMS and the Guarantor shall indemnify the Company and the Selling Shareholders from and against any loss, cost, expense or other damage suffered by the Company or the Selling Shareholders resulting from, arising out of, or incurred with respect to the falsity or the breach of any representation, warranty or covenant made by MEMS herein.

                                  ARTICLE VIII

                                     CLOSING


      8.01 Documents To Be Delivered by the Company. At the closing the Company shall deliver to MEMS the following documents:

            (a) Certificates or assignments for all shares of stock of the Company in the manner and form required by sub-section 1.01 hereof. The Company must deliver certificates evidencing ownership of at least 80% of all issued and outstanding shares of the Company's common stock before MEMS will be required to consummate the Merger.

            (b) A certificate signed by the President of the Company that the representations and warranties made by the Company in this Agreement are true and correct on and as of the closing date with the same effect as though such representations and warranties had been made on or given on and as of the closing date and that Shareholders have performed and complied with all of their obligations under this Agreement which are to be performed or complied with by or prior to or on the closing date.

            (c) A copy of the by-laws of the Company certified by its secretary and a copy of the certificate of incorporation of the Company.

            (d) Such other documents of transfer, certificates of authority and other documents as MEMS may reasonably request.

            (e) A certified copy of the duly adopted resolutions of the board of directors of the Company authorizing or ratifying the execution and performance of this Agreement and authorizing or ratifying the acts of its officers and employees in carrying out the terms and provisions thereof.

      8.02 Documents To Be Delivered by MEMS . At the closing MEMS shall deliver to Shareholders the following documents:

            (a) Certificates for the number of shares of common stock of MEMS as determined in Article I hereof.

            (b) A certified copy of the duly adopted resolutions of the board of directors of MEMS authorizing or ratifying the execution and performance of this Agreement and authorizing or ratifying the acts of its officers and employees in carrying out the terms and provisions thereof.

            (c) A certificate signed by the President of MEMS that the representations and warranties made by MEMS in this Agreement are true and correct on and as of the closing date with the same effect as though such representations and warranties had been made on or given on and as of the closing date and that MEMS has performed and complied with all of their obligations under this Agreement which are to be performed or complied with by or prior to or on the closing date.

            (d) Documents for the appointment of new management and the resignation of current management.

            (e) An opinion of counsel as set forth in section 6.08 above.

                                   ARTICLE IX

                           TERMINATION AND ABANDONMENT

      This Agreement may be terminated and the transaction provided for by this Agreement may be abandoned without liability on the part of any part to any other, at any time before the closing date, or on a post closing basis as provided previously herein:

            (a) By mutual consent of MEMS and the Company;

            (b) By MEMS if any of the conditions provided for in Article V of this Agreement have not been met and have not been waived in writing by MEMS.

            (c) By the Company if any of the conditions provided for in Article VI of this Agreement have not been met and have not been waived in writing by the Company.

      In the event of termination and abandonment by any party as above provided in this Article, written notice shall forthwith be given to the other party, and each party shall pay its own expenses incident to preparation for the consummation of this Agreement and the transactions contemplated hereunder.

                                    ARTICLE X

                                  MISCELLANEOUS

      10.01 Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given, if delivered by hand or mailed, certified or registered mail with postage prepaid:

      (a) If to the Company or the Selling Shareholders, to Lawrence Weisdorn at 5701 Lindero Canyon Rd. #2-100, Westlake Village, CA 91362, with copy to Lee Williams, Esq., of Williams & Kilkowski, at 1900 Avenue of the Stars, 25th Floor, Los Angeles, CA 90067, or to such other person and place as the Company shall furnish to MEMS in writing; or

      (b) If to MEMS or the Gurantor, to Nathan W. Drage, P.C., 4766 Holladay, Blvd., Holladay, Utah 84117, or to such other person and place as MEMS shall furnish to Company in writing.

      10.02 Announcements. Until the Effective Time, announcements concerning the transactions provided for in this Agreement by either the Company or MEMS shall be subject to the approval of the other in all essential respects, except that the approval of the Company shall not be required as to any statements and other information that MEMS may submit to its shareholders.

      10.03 Default. Should any party to this Agreement default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney's fee, which may arise or accrue from enforcing this Agreement, or in pursuing any remedy provided hereunder or by the statutes of the State of Nevada or the laws of the United States of America.

      10.04 Assignment. This Agreement may not be assigned in whole or in part by the parties hereto without the prior written consent of the other party or parties.

      10.05 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their successors and assigns.

      10.06 Holidays. If any obligation or act required to be performed hereunder shall fall due on a Saturday, Sunday or other day which is a legal holiday established by the State of Nevada, such obligation or act may be performed on the next succeeding business day with the same effect as if it had been performed upon the day appointed.

      10.07 Computation of Time. The time in which any obligation or act provided by this Agreement is to be performed is computed by excluding the first day and including the last, unless the last day is a holiday, in which event such day shall also be excluded.

      10.08 Governing Law and Venue. This Agreement shall be governed by and interpreted pursuant to the laws of the State of Nevada and the United States of America. Any action to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction within the State of Nevada, and in no other place. Each party concedes that the State of Nevada is proper venue, and that such state will have jurisdiction to hear any such action.

      10.09 No Other Agreements. This Agreement constitutes the entire Agreement between the parties and there are and will be no oral representations which will be binding upon any of the parties hereto.

      10.10 Rights are Cumulative. The rights and remedies granted hereunder shall be in addition to and cumulative of any other rights or remedies provided under the laws of the State of Nevada or the United States of America.

      10.11 Waiver. No delay or failure in the exercise of any power or right shall operate as a waiver thereof or as an acquiescence in default. No single or partial exercise of any power or right hereunder shall preclude any other or further exercise thereof or the exercise of any other power or right.

      10.12 Survival of Covenants, Etc. All covenants, representations, and warranties made herein to any parties or in any statement or document delivered to any party hereto, shall survive the making of this Agreement and shall remain in full force and effect until the obligations of such party hereunder have been fully satisfied.

      10.13 Further Action. The parties hereto agree to execute and deliver such additional documents and to take such other and further action as may be required to carry out fully the transaction(s) contemplated herein.

      10.14 Amendment. This Agreement or any provision hereof may not be changed, waived, terminated or discharged except by means of a written supplemental instrument signed by the party or parties against whom enforcement of the change, waiver, termination, or discharge is sought.

      10.15 Headings. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

      10.16 Counterparts. This agreement may be executed in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument. A facsimile signature of a party may be used as though it is an original.



              [REMAINDER OF PAGE BLANK; SIGNATURE PAGES TO FOLLOW]

      IN WITNESS WHEREOF, the parties hereto executed the foregoing Acquisition Agreement effective the 28th day January, 2004.



"MEMS"                                                   MEMS USA, Inc. (Nevada)


                                        By
                                          --------------------------


                                          -------------------------, President


"THE COMPANY"                                         MEMS USA, INC.(California)


                                        By
                                          --------------------------
                                          Lawrence Weisdorn, President


"SELLING SHAREHOLDERS"                  By
                                           --------------------------


                                        By
                                          --------------------------


                                        By
                                          --------------------------


"GUARANTOR"

                                        BSI, Inc.

                                        By

                                          --------------------------

                                  SCHEDULE "A"

         LIST OF THE SELLING SHAREHOLDERS OF MEMS USA, INC. (CALIFORNIA)


SHAREHOLDERS:

Lawrence Weisdorn                       1,651,000

Jim & Cathy Latty                       1,511,800

Daniel K. Moscaritolo                   1,519,800

                                  SCHEDULE "B"

          DISCLOSURE STATEMENT OF THE COMPANY AND SELLING SHAREHOLDERS


            Employee Stock Options granted are:   2,637,000

            Employee Stock Options vested are:       16,000

                                  SCHEDULE "C"

                   DISCLOSURE STATEMENT OF MEMS AND GUARANTORS

                                   SCHEDULE D

                     FINDERS OR PERSONS CLAIMING TO BE SUCH


Greg Mulholland, or New Century Management, Inc.

Blaine Riley

Jeff Pittsburg, or Four Pitt, Inc.

                                   EXHIBIT A


                                MERGER AGREEMENT

                                   EXHIBIT "B"

Opinion of Counsel



                                  ------, 2004

MEMS USA, Inc.

      Re: MEMS USA, Inc., (NEVADA)

Ladies and Gentlemen:

      This opinion is furnished to you pursuant to Section 6.08 of the Merger Agreement and Plan of Reorganization entered into as of January __, 2004 (the "Agreement"), by and among MEMS USA, Inc. (California) and certain shareholders thereof, and MEMS USA, Inc. (Nevada), and certain shareholders thereof. Capitalized terms used herein without definition shall have the meanings specified in the Agreement.

      We are counsel to MEMS and the Guarantors and are delivering this opinion in connection with the preparation, execution and delivery of the Agreement. In our capacity as legal counsel to MEMS, we have responsibility for the legal affairs relating to the matters covered herein. For purposes of this opinion, we have examined the following:

            (1)   The Agreement;

            (2)   MEMS's Articles of Incorporation (the "Articles");

            (3) Resolutions of MEMS's Board of Directors and holders of the requisite numbers of MEMS's common stock; and

            (4) A Certificate(s) from the Chairman, Chief Executive Officer, Secretary and member of the Board of Directors of MEMS.

      In addition, we have examined the originals, or copies certified to our satisfaction, of such other company records of MEMS, certificates of public officials and of officers of MEMS, and agreements, instruments and other documents, as we have deemed necessary as a basis for the opinions expressed below. We have assumed that all documents submitted to us as originals are authentic and that all documents submitted to us as faxed copies or photocopies conform to original documents. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of MEMS or its officers or of public officials. We have assumed the due execution and delivery, pursuant to due authorization, of the Agreement, and each agreement ancillary thereto, by all parties thereto other than the Company.

      The opinions expressed below are limited to the laws of the States of Nevada, California and the Federal law of the United States.

      Based upon and subject to the foregoing and except as set forth in the Stock Purchase Agreement or the Schedule of Exceptions thereto, we are of the opinion that:

            (a) MEMS is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has all corporate power and authority necessary to own its properties and to conduct its business as, to our knowledge, it is presently conducted.

            (b) MEMS has the requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement.

            (c) All corporate action on the part of MEMS, its directors and stockholders necessary for the authorization, execution, delivery and performance of the obligations under the Agreement by MEMS has been taken.

            (d) The authorized capital stock of MEMS consists of ________ shares of common stock, fully paid and non a nonassessable. To our knowledge, except as described above, there are no other presently outstanding preemptive rights, options, warrants, other conversion privileges, or rights to purchase or acquire any of the authorized but unissued stock or other securities of MEMS.

            (e) The Agreement constitutes legal, valid and binding obligations of MEMS enforceable against MEMS in accordance with their terms. The Agreement has been duly executed by MEMS.

            (f) The common stock to be issued to Shareholders, when issued in compliance with the provisions of the Agreement and the Articles and upon receipt by MEMS of the consideration set forth in the Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

            (g) The execution, delivery and performance of the Agreement have not resulted and will not result in (i) a violation of the Articles or MEMS's Bylaws, (ii) a material violation of any statute, rule or regulation of federal or Nevada law applicable to MEMS, (iii) to our knowledge, a violation of any judgment or order, or (iv) a default by MEMS under any Contractual Obligation.

            (h) To our knowledge, there is no action, suit, proceeding or investigation pending or threatened against MEMS that (i) questions the validity of the Agreement or the right of MEMS to enter into the Agreement or (ii) if determined adversely, would be likely to result in a material adverse change in the financial condition or business of MEMS.

            (i) No consent, approval or authorization of or designation, declaration or filing with, any federal or Nevada state governmental authority on the part of MEMS is required in connection with the valid execution, delivery and performance of the Agreement, or the offer, sale or issuance of the Shares (and the Common Stock issuable upon conversion thereof).

            (j) Based in part upon the representations made by you in the Agreement, the offer, sale and issuance of the Shares to be issued in conformity with the terms of the Agreement, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and the qualification requirements of the California Corporate Securities Law of 1968, as amended.

      The opinions set forth above are subject to the following qualifications:

      This opinion is limited to the matters stated herein and no opinions are to be inferred or may be implied beyond the matters expressly so stated. This opinion speaks as of the date first written above. We assume no obligation to supplement this opinion if any applicable laws change after the date of this opinion, or if we become aware of any facts that might change the opinions expressed above after the date of this opinion.

      This opinion is being furnished only to the addressee, is solely for its benefit, and may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.



                                       Yours very truly,